                                                                    EXHIBIT 99.1


                                                   [METAL MANAGEMENT, INC. LOGO]

                                        METAL MANAGEMENT, INC.
                                        500 N. DEARBORN STREET - SUITE 405
                                        CHICAGO, ILLINOIS 60610
                                        www.mtlm.com
                                        OTC BULLETIN BOARD:  MLMG.OB



AT METAL MANAGEMENT:                    MEDIA CONTACT:
Robert C. Larry                         John Kinder
Chief Financial Officer                 Hill and Knowlton, Inc.
(312) 645-0700                          (312) 475-5990
rlarry@mtlm.com                         John.Kinder@hillandknowlton.com


FOR IMMEDIATE RELEASE



  METAL MANAGEMENT, INC. ANNOUNCES THIRD QUARTER AND NINE-MONTH RESULTS; SALES
                     INCREASE 20% AND EBITDA INCREASES 77%

CHICAGO, IL - FEBRUARY 14, 2003 - METAL MANAGEMENT, INC. (OTC Bulletin Board:
MLMG.OB), one of the nation's largest full service scrap metal recyclers, today announced results for the third quarter and nine-month periods ended December 31, 2002.

For its third quarter ended December 31, 2002, net sales grew 20% to $169.5 million and reported operating income of $4.3 million compared to an operating loss of $3.1 million for the quarter ended December 31, 2001. The company reported a net loss of $0.3 million, or ($0.03) per diluted share, compared to a net loss of $6.4 million, or ($0.63) per diluted share for the quarter ended December 31, 2001.

For the nine months ended December 31, 2002, consolidated net sales grew to $555.9 million and operating income was $25.2 million. Net income for the nine months ended December 31, 2002 was $13.4 million, or $1.29 per diluted share.

FISCAL THIRD QUARTER HIGHLIGHTS

- Net sales increased 20% to $169.5 million for the quarter ended December 31, 2002 from the quarter ended December 31, 2001.

- Operating income of $4.3 million for the quarter ended December 31, 2002, compared to an operating loss of $3.1 million for the quarter ended December 31, 2001.

- Gross profit increased to $19.1 million (11.3% of sales) in the quarter ended December 31, 2002, up 24% from $15.3 million (10.9% of sales) in the quarter ended December 31, 2001.

- EBITDA(1) of $8.0 million in the quarter ended December 31, 2002, an increase of over 77% from the EBITDA generated in the quarter ended December 31, 2001.

-    Debt reduced by $6.5 million in the quarter ended December 31, 2002.

--------
(1) EBITDA is defined by the Company to be earnings before interest, taxes, depreciation, amortization, other income, non-cash and non-recurring expenses or income, extraordinary gain and reorganization costs. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

METAL MANAGEMENT'S COMMENTS

Albert A. Cozzi, Metal Management's Chairman and Chief Executive Officer noted, "The Company is encouraged by the continued year-to-year improvements in our operating performance. We continue to actively enhance our metal margins, particularly in our ferrous business. Gross profit increased to $19.1 million and operating income was $4.3 million for the quarter ended December 31, 2002. Traditionally, seasonal softening in the domestic ferrous marketplace impacts our operating results in our third fiscal quarter. We were able to offset this to some extent by capitalizing on opportunities in the strengthening export markets. Our total processed ferrous metal shipments were slightly less than one million tons for the quarter, up 60,000 tons from the quarter ended December 31, 2001."

Cozzi continued, "Non-cash income tax expense of $2.6 million recorded in the three-month period ended December 31, 2002, resulted in a small net loss for our third quarter. However, due to benefits associated with NOL tax attributes, there will not be a corresponding payment obligation relating to income taxes."

Cozzi added, "Our overall year-to-date performance remains solid, with net sales of almost $556 million and net income of $13.4 million, resulting in EPS of $1.29 per common diluted share for the nine months ended December 31, 2002. Our EBITDA increased to $37.5 million in the nine months ended December 31, 2002, as compared to $16.1 million in the nine months ended December 31, 2001. Additionally, we have reduced our debt by $28.3 million in the nine-month period ended December 31, 2002. This improved performance is due to continuing efforts to reduce operating costs and maximize utilization during a period when demand and pricing in our global ferrous markets have improved."

Cozzi concluded, "Our fourth fiscal quarter is demonstrating benefits associated with improved pricing and demand from the ferrous markets. The export market also remains active, and domestic prices for some ferrous grades of scrap metal have hit three-year highs. Despite strength in the ferrous markets, there continues to be slow inbound flows of industrial scrap to our yards from the weak manufacturing sector."

INVESTOR CONFERENCE CALL

The Company will host a conference call for investors to discuss these results with management. The call will take place February 18, 2003 at 10:00 a.m. Eastern Standard Time. The call in number is (800) 967-7174 with confirmation number of 762642. A replay of the conference call will be available at (888) 203-1212 with the confirmation number of 762642. The replay will be available beginning 1 p.m. Eastern Standard Time on February 18 until March 4.

ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states with annual revenues of approximately $750 million.

On June 29, 2001 (the "Effective Date"), the Company emerged from Chapter 11 bankruptcy and adopted "fresh start" accounting. Results after the Effective Date are those of a new reporting entity (the "Reorganized Company") and are not comparable to the pre-confirmation periods of the old reporting entity (the "Predecessor Company"). However, the Company believes that sales, cost of sales, gross profit, and general and administrative expenses are relevant comparisons between periods irrespective of the application of fresh start accounting.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.

                                  * * * * * * *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from our execution of an industry consolidation strategy. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2002, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could effect our performance include, among other things: the effects of our recent bankruptcy, debt leverage on Metal Management, requirement to refinance existing debt obligations, impact of market conditions on the business, potential inability to control growth or to successfully integrate acquired businesses, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, availability of scrap alternatives, debt covenants that restrict our ability to engage in certain transactions, potential dilution from the issuance of common stock underlying employment contracts and historical operating losses. Additionally, there is uncertainty regarding the ability of the Company to establish a national trading market for its common stock and Series A Warrants and the value of those securities should a market develop.

                             METAL MANAGEMENT, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share amounts)

                                                                                                                  | PREDECESSOR
                                                                           REORGANIZED COMPANY                    |    COMPANY
                                                            ------------------------------------------------------|-------------
                                                              THREE         THREE         NINE           SIX      |    THREE
                                                              MONTHS        MONTHS       MONTHS         MONTHS    |    MONTHS
                                                              ENDED         ENDED         ENDED          ENDED    |    ENDED
                                                             DECEMBER      DECEMBER      DECEMBER      DECEMBER   |    JUNE
                                                             31, 2002      31, 2001     31, 2002      31, 2001    |   30, 2001
                                                             --------      --------     --------      --------    |   --------
                                                                                                                  |
NET SALES                                                   $ 169,546    $ 141,265    $ 555,859       $ 298,243   |  $ 166,268
Cost of sales                                                 150,466      125,921      483,684         265,285   |    149,216
                                                            ---------    ---------    ---------       ---------   |  ---------
Gross profit                                                   19,080       15,344       72,175          32,958   |     17,052
                                                                                                                  |
OPERATING EXPENSES:                                                                                               |
   General and administrative                                  11,117       10,860       34,715          22,272   |     11,686
   Depreciation and amortization                                4,357        4,507       12,985           9,110   |      4,718
   Non-cash and non-recurring expense (income)                   (695)       3,100         (695)          3,100   |      1,941
                                                            ---------    ---------    ---------       ---------   |  ---------
Total operating expenses                                       14,779       18,467       47,005          34,482   |     18,345
                                                            ---------    ---------    ---------       ---------   |  ---------
Operating income (loss)                                         4,301       (3,123)      25,170          (1,524)  |     (1,293)
                                                                                                                  |
Interest expense                                                2,775        3,002        8,675           6,391   |      5,169
Interest and other income (expense)                               631          (78)       3,389             (24)  |         55
                                                            ---------    ---------    ---------       ---------   |  ---------
Income (loss) before reorganization costs, income taxes,                                                          |
   cumulative effect of change in accounting principle and      2,157       (6,203)      19,884          (7,939)  |     (6,407)
   extraordinary gain                                                                                             |
Reorganization costs                                                0          202            0             457   |     10,347
                                                            ---------    ---------    ---------       ---------   |  ---------
                                                                                                                  |
Income (loss) before income taxes, cumulative effect of                                                           |
   change in accounting principle and extraordinary gain        2,157       (6,405)      19,884          (8,396)  |    (16,754)
Provision for income taxes                                      2,552            0        6,823               0   |          0
                                                            ---------    ---------    ---------       ---------   |  ---------
Income (loss) before cumulative effect of change in                                                               |
   accounting principle and extraordinary gain                   (395)      (6,405)      13,061          (8,396)  |    (16,754)
                                                                                                                  |
Cumulative effect of change in accounting principle                 0            0            0               0   |       (358)
Extraordinary gain, net of tax                                    123            0          359               0   |    145,711
                                                            ---------    ---------    ---------       ---------   |  ---------
NET INCOME (LOSS)                                           $    (272)   $  (6,405)   $  13,420       $  (8,396)  |  $ 128,599
                                                            =========    =========    =========       =========   |  =========
                                                                                                                  |
EARNINGS PER SHARE:                                                                                               |
   Basic:                                                                                                         |
      Income (loss) before cumulative effect of change in   $   (0.04)   $   (0.63)   $    1.29       $   (0.83)  |  $   (0.27)
         accounting principle and extraordinary gain                                                              |
      Cumulative effect of change in accounting principle        0.00         0.00         0.00            0.00   |      (0.01)
      Extraordinary gain                                         0.01         0.00         0.03            0.00   |       2.36
                                                            ---------    ---------    ---------       ---------   |  ---------
         Net income (loss)                                  $   (0.03)   $   (0.63)   $    1.32       $   (0.83)  |  $    2.08
                                                            =========    =========    =========       =========   |  =========
                                                                                                                  |
   Diluted:                                                                                                       |
      Income (loss) before cumulative effect of change in   $   (0.04)   $   (0.63)   $    1.26       $   (0.83)  |  $   (0.27)
         accounting principle and extraordinary gain                                                              |
      Cumulative effect of change in accounting principle        0.00         0.00         0.00            0.00   |      (0.01)
      Extraordinary gain                                         0.01         0.00         0.03            0.00   |       2.36
                                                            ---------    ---------    ---------       ---------   |  ---------
         Net income (loss)                                  $   (0.03)   $   (0.63)   $    1.29       $   (0.83)  |  $    2.08
                                                            =========    =========    =========       =========   |  =========
                                                                                                                  |
Shares used in computation of earnings per share:                                                                 |
   Basic                                                       10,161       10,161       10,161          10,099   |     61,731
                                                            =========    =========    =========       =========   |  =========
   Diluted                                                     10,161       10,161       10,406          10,099   |     61,731
                                                            =========    =========    =========       =========   |  =========